================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A
                               (Amendment No. 1)

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  February 25, 1999


                                THE PANTRY, INC.
             (Exact name of registrant as specified in its charter)

     Delaware                          33-72574                 56-1574463
(State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
     of incorporation)                                    Identification Number)


        1801 Douglas Drive, P.O. Box 1410, Sanford, North Carolina 27330
                    (Address of principal executive offices)


                                 (919) 774-6700
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

================================================================================

ITEM 7 is hereby replaced as follows:

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          Audited financial statements of Taylor Oil Company ("Taylor" or "ETNA") as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, and the notes thereto, were previously filed, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, in the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission on March 11, 1999, as amended on April 2, 1999 (the "Registration Statement").

          (b) PRO FORMA FINANCIAL INFORMATION.

          The unaudited pro forma consolidated financial data provided below have been derived by the application of pro forma adjustments to the historical financial statements of the Company for the periods indicated. The adjustments, which include adjustments reflecting the acquisition of ETNA and the acquisition on January 28, 1999 of Miller Enterprises, Inc. ("Miller") and certain other real estate assets of certain affiliates of Miller, are described in the accompanying notes. The unaudited pro forma consolidated financial data also give effect to (i) the estimated net proceeds from the proposed offering of common stock as contemplated in the Registration Statement; (ii) other acquisitions by the Company in fiscal 1998 and fiscal 1999; and (iii) certain financing transactions in fiscal 1998 and fiscal 1999 (each as described more fully in Items (1), (3) and (6) below). The following unaudited pro forma consolidated financial data are provided below:

          1)  Introduction to Unaudited Pro Forma Financial Data
          2)  Unaudited Pro Forma Balance Sheet Data as of December 24, 1998
          3)  Notes to Unaudited Pro Forma Balance Sheet Data
          4) Unaudited Pro Forma Statement of Operations Data for the Quarter Ended December 24, 1998
          5)  Unaudited Pro Forma Statement of Operations Data for the
              Year Ended September 24, 1998
          6)  Notes to Unaudited Pro Forma Statement of Operations Data

              INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL DATA

      The following unaudited pro forma consolidated financial data have been derived by the application of pro forma adjustments to the historical financial statements of The Pantry, Inc. ("The Pantry") for the periods indicated. The adjustments are described in the accompanying notes.

      On January 28, 1999, The Pantry acquired 100% of the outstanding capital stock of Miller Enterprises, Inc. ("Miller"), and certain other real estate assets of certain affiliates of Miller (collectively referred to as "Handy Way and Affiliates"). Handy Way is a leading operator of convenience stores operating one hundred twenty-one (121) stores under the name "Handy Way" and located primarily in central Florida. The purchase price was $82,000,000 in cash plus certain working capital and other adjustments. The Company intends to continue to operate the assets of Handy Way and Affiliates as they have historically been operated. The source of funds for the acquisition was the Amended Credit Facility (as defined below) and cash on hand.

      On February 25, 1999, The Pantry acquired 60 convenience stores and related assets from Taylor Oil Company ("ETNA"). The real property on which the stores are located has been leased or subleased from ETNA or affiliated parties. Of the 60 leases, 51 are for terms of 15 years with four five-year renewal options. The remaining nine subleases are for terms ranging from three to 18 years, exclusive of renewal options. The acquired convenience stores are located in North Carolina and Virginia. The purchase price was approximately $23,000,000 in cash plus certain adjustments. The Company intends to continue to operate the assets of ETNA as they have historically been operated. The source of funds for the acquisition was the Company's Amended Credit Facility and cash on hand.

      On March 11, 1999, The Pantry filed a Registration Statement on Form S-1, as amended on April 2, 1999 (the "Registration Statement"), relating to the offering of shares of common stock. The unaudited pro forma financial data reflect estimated net proceeds from the proposed offering of $92.0 million and the application of such proceeds to (1) repay outstanding indebtedness under our Amended Credit Facility of $69.4 million and (2) redeem preferred stock of $17.5 million and pay accrued dividends of $5.1 million.

The unaudited pro forma financial data also give effect to the following:

Other Fiscal 1999 Acquisitions:

                                                                                              Number
                                                                                                of
   Date Acquired             Company                         Locations                        Stores
   -------------             ------------   ------------------------------------------------  ------
     November 5, 1998        Express Stop   Southeast North Carolina, Eastern South Carolina    22
     October 22, 1998        Dash-N         East-central North Carolina                         10

      The aggregate cost of these acquisitions was $22.5 million and was funded with borrowings under our bank credit facility and cash on hand.

Fiscal 1999 Financing Transactions:

    . January 28, 1999--we amended our bank credit facility (the "Amended Credit Facility") and used the proceeds to (1) refinance $94.0 million of existing bank debt, (2) redeem $49.0 million of senior notes and pay approximately $2.0 million of related premium costs, (3) finance the fiscal 1999 acquisitions and (4) pay related fees and accrued and unpaid interest.

Fiscal 1998 Acquisitions:

                                                                                              Number
                                                                                                of
   Date Acquired             Company                            Locations                     Stores
   -------------             ----------     ------------------------------------------------  ------
      July 15, 1998          Zip Mart       Central North Carolina, Virginia                    42
      July 2, 1998           Quick Stop     Southeast North Carolina, Coastal South Carolina    75
      April 3, 1998          Sprint         Gainesville, Florida                                10
      March 19, 1998         Kwik Mart      Eastern North Carolina                              23
      October 23, 1997       Lil' Champ     Northeast Florida                                  441(a)

  --------
  (a) Net of the disposition of 48 convenience stores located throughout eastern Georgia.

      The aggregate cost of these acquisitions was $240 million, and was funded with:

    .  proceeds from the issuance of our senior subordinated notes

    .  borrowings under our bank credit facility

    .  equity investments by existing shareholders

    .  cash on hand

Fiscal 1998 Financing Transactions:

    . October 23, 1997--we issued $200.0 million of senior subordinated notes at an interest rate of 10 1/4%

    . October 23, 1997--we repurchased $51.0 million of senior notes and paid related costs including a 10% repurchase premium, consent fee, accrued interest and other expenses

    . March 19, 1998 through July 15, 1998--we borrowed $78.0 million under our bank credit facility

Pro Forma Adjustments:

      The unaudited pro forma balance sheet gives effect to the Handy Way and Affiliates and ETNA acquisitions and the fiscal 1999 financing transactions. The fiscal 1998 acquisitions, the Dash-N and Express Stop acquisitions and the 1998 financing transactions are reflected in our historical unaudited balance sheet data as of December 24, 1998.

      The unaudited pro forma statement of operations for the quarter ended December 24, 1998 gives effect to the Handy Way and Affiliates, ETNA and other fiscal 1999 acquisitions, and the fiscal 1999 financing transactions, as if such events occurred at the beginning of fiscal 1998. The fiscal 1998 acquisitions and fiscal 1998 financing transactions are included in our historical results of operations for the quarter.

      The unaudited pro forma statement of operations for the year ended September 24, 1998 gives effect to the 1998 acquisitions and disposition, the 1998 financing transactions, the Handy Way and Affiliates, ETNA and other fiscal 1999 acquisitions, and the fiscal 1999 financing, as if such events occurred at the beginning of fiscal 1998.

      The unaudited pro forma financial data are provided for informational purposes only and do not represent our results of operations or financial position had the transactions occurred on such dates, nor are they indicative of our results of operations or financial position as of any future date or period.

      The unaudited pro forma financial data and accompanying notes should be read in conjunction with the financial statements and accompanying notes thereto and the other financial information included in the Registration Statement. The financial statements of certain immaterial acquired entities were not audited or reviewed by independent public accountants, and, therefore, the information relating to these immaterial acquired entities is generally based on internally prepared financial statements by the entity.

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                               December 24, 1998

                                        Historical
                         ----------------------------------------
                                       Handy Way
                                          and                                      ETNA and
                          The Pantry   Affiliates       ETNA         1999        Handy Way and
                         December 24,  December 31,  December 31,  Financing      Affiliates         IPO         Total
                             1998         1998          1998       Adjustments    Adjustments    Adjustments   Pro Forma
                         ------------ -------------  ------------  -----------   -------------   -----------   ---------
                                                 (dollars in thousands)
Assets

Current assets:
 Cash and cash
  equivalents...........   $ 15,069     $ 10,556     $ 3,116       $95,711 (a)   $(95,000)(c)       $ --       $ 22,906
                                                                                   (3,046)(d)
                                                                                   (3,500)(d)
 Receivables, net.......     13,393        5,082       1,143            --           (443)(d)         --         19,175
 Inventories............     53,546        5,862       2,707            --            --              --         62,115
 Prepaid expenses.......      1,338        1,352         158            --           (158)(d)         --          2,690
 Property held for
  sale..................      2,971          --          --             --            --              --          2,971
 Deferred income taxes..      3,521          491         --             --            --              --          4,012
                           --------     --------     --------      --------      ----------      --------      ---------
  Total current
   assets...............     89,838       23,343       7,124        95,711       (102,147)            --        113,869
                           --------     --------     -------       --------     ---------        --------      ---------
Property and equipment,
 net....................    328,037       79,335      11,629            --         (5,964)(d)         --        413,037

Other assets:
 Goodwill, net..........    119,534          --          --             --         31,996 (e)         --        151,530
 Deferred lease cost,
  net...................        258          --          --             --            --              --            258
 Deferred financing
  cost, net.............     14,025          --          --          3,210 (a)        --              --         13,829
                                                                    (3,406)(b)
 Environmental
  receivables, net......     12,783          --          --             --            --              --         12,783
 Other..................      4,085        8,198       5,805            --        (12,349)(d)         --          5,739
                           --------     --------     -------      --------       ---------        --------     ---------
  Total other assets....    150,685        8,198       5,805          (196)        19,647             --        184,139
                           --------     --------     -------      --------       --------         --------     ---------
    Total assets........   $568,560     $110,876     $24,558       $95,515       $(88,464)          $ --       $711,045
                           ========     ========     =======      ========       ========         ========     =========


              See Notes to Unaudited Pro Forma Balance Sheet Data

                     UNAUDITED PRO FORMA BALANCE SHEET DATA

                               December 24, 1998

                                         Historical
                          ---------------------------------------
                                         Handy Way
                                            and                                    ETNA and
                           The Pantry    Affiliates     ETNA         1999        Handy Way and
                          December 24,  December 31, December 31,  Financing      Affiliates          IPO          Total
                              1998          1998         1998     Adjustments     Adjustments     Adjustments    Pro Forma
                          ------------  -----------  -----------  -----------    -------------    -----------    ---------
                                                  (dollars in thousands)
Liabilities and
Shareholders' Equity
Current liabilities:
Current maturities of
 long-term debt.........    $     39     $  1,531    $    291      $    --        $ (1,822)(d)     $    --       $     39
Current maturities of
 capital lease
 obligations............       1,240          --          --            --             --               --          1,240
Revolving credit........       2,000          --          --          5,000 (a)        --               --          7,000
Accounts payable........      55,320       12,195       2,680           --          (2,680)(d)          --         67,515
Accrued expenses........      49,359        8,095       1,628          (630)(a)     (1,703)(d)          --         54,133
                                                                       (454)(a)
                                                                     (2,162)(f)
                            --------     --------    --------       -------        -------         --------     ---------
 Total current
  liabilities...........     107,958       21,821       4,599         1,754         (6,205)             --        129,927
                            --------     --------    --------       -------        -------         --------      --------
Senior subordinated
 notes..................     200,000          --          --            --             --               --        200,000
Senior notes payable ...      48,995          --          --        (48,995)(a)        --               --            --
Credit facility.........      94,000          --          --        (94,000)(a)        --               --            --
Amended credit
 facility...............         --           --          --        240,000 (a)     19,000 (c)      (69,397)(g)   189,603
Other long-term debt....         265        9,762       1,932           --         (11,694)(d)          --            265
                            --------     --------    --------       -------        -------         --------      --------
 Total long-term debt...     343,260        9,762       1,932        97,005          7,306          (69,397)      389,868
                            --------     --------    --------       -------        -------         --------      --------
Other non-current
 liabilities:
Environmental reserve...      17,291          --          --            --             --               --         17,291
Capital lease
 obligations............      11,806          --          --            --             --               --         11,806
Employment obligations..         842          --          --            --             --               --            842
Accrued dividends on
 preferred stock........       5,103          --          --            --             --            (5,103)(g)       --
Deferred income taxes...      19,927        3,785         --            --             --               --         23,712
Other non-current
 liabilities............      21,628        3,859         111           --             --               --         25,598
                            --------     --------    --------       -------        -------         --------      --------
 Total other non-current
  liabilities...........      76,597        7,644         111           --             --            (5,103)       79,249
                            --------     --------    --------       -------        -------         --------      --------
Shareholders' equity:
Preferred stock.........         --           --          --            --             --               --            --
Common stock............           2        3,831       2,000           --          (5,831)             --              2
Additional paid-in
 capital................      69,925        1,020       1,363           --          (2,383)          92,000 (g)   144,425
                                                                                                    (17,500)(g)
Shareholder loan........        (937)         --          --            --             --               --           (937)
Retained earnings.......     (28,245)      66,798      14,553        (2,000)(a)    (81,351)             --        (31,489)
                                                                     (3,406)(b)
                                                                      2,162 (f)
                            --------     --------    --------       -------       --------         --------      --------
 Total shareholders'
  equity................      40,745       71,649      17,916        (3,244)       (89,565)(e)       74,500       112,001
                            --------     --------    --------       -------       --------         --------      --------
 Total liabilities and
  shareholders' equity..    $568,560     $110,876    $ 24,558       $95,515       $(88,464)        $    --       $711,045
                            ========     ========    ========       =======       ========         ========      ========

              See Notes to Unaudited Pro Forma Balance Sheet Data

                NOTES TO UNAUDITED PRO FORMA BALANCE SHEET DATA
                             (dollars in thousands)

(a) Sources and Uses

  Sources:
    Revolving credit ................................................. $  5,000
    Amended credit facility...........................................  240,000
                                                                       --------
     Total sources.................................................... $245,000
                                                                       ========
  Uses:
    Redemption of senior notes........................................ $ 48,995
    Refinance credit facility.........................................   94,000
    Accrued interest--senior notes....................................      630
    Accrued interest--credit facility.................................      454
    Redemption premium................................................    2,000
    Deferred financing cost...........................................    3,210
                                                                       --------
      Total uses...................................................... $149,289
                                                                       ========
    Increase in cash and cash equivalents............................. $ 95,711
                                                                       ========

(b) Write-off of $3,406 of unamortized deferred financing costs related to our bank credit facility and our senior notes.

(c) Reflects acquisition costs of Handy Way and Affiliates funded by cash of $95,000 and borrowings under our bank credit facility of $19,000 to fund the ETNA acquisition (see note a).

(d) Reflects the elimination of certain assets and liabilities we did not acquire in connection with the ETNA and Handy Way and Affiliates acquisitions:

                                             Handy Way
                                                and
                                             Affiliates      ETNA       Total
                                             ----------    --------   ---------
   Cash...................................... $    --       $(3,046)  $ (3,046)
   Receivables...............................      --          (443)      (443)
   Prepaid expenses..........................      --          (158)      (158)
   Property and equipment....................      --        (5,964)    (5,964)
   Other assets..............................  (7,702)       (4,647)   (12,349)
   Current maturities of long-term debt......   1,531           291      1,822
   Accounts payable..........................      --         2,680      2,680
   Other accrued liabilities.................      --         1,703      1,703
   Other long-term debt......................   9,762         1,932     11,694
                                              -------       -------   --------
     Total................................... $ 3,591       $(7,652)  $ (4,061)
                                              =======       =======   ========

  Additionally, we used approximately $3,500 of cash on hand to partially fund the ETNA acquisition.

(e) Goodwill related to the ETNA and Handy Way and Affiliates acquisitions has been determined as follows:

                                             Handy Way
                                                and
                                             Affiliates      ETNA       Total
                                             ----------    --------   ---------

   Aggregate purchase price.................  $ 95,000      $ 22,500  $117,500
   Less shareholders' equity................   (71,649)      (17,916)  (89,565)
   Elimination of certain net assets not
    acquired by The Pantry (see note d).....    (3,591)        7,652     4,061
                                              --------      --------  --------
     Total..................................  $ 19,760      $ 12,236  $ 31,996
                                              ========      ========  ========

(f) Reflects a $2,162 tax benefit related to the premium paid in connection with the redemption of our senior notes and the write-off of unamortized deferred financing costs (see notes a and b).

(g) Reflects estimated net proceeds from the proposed offering of $92,000 and the application of such proceeds to (1) repay outstanding indebtedness under our Amended Credit Facility of $69,397 and (2) redeem preferred stock of $17,500 and pay accrued dividends of $5,103.

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                        Quarter Ended December 24, 1998

                                                 Historical
                          ---------------------------------------------------------
                                        Three Months
                            Quarter        Ended       Three Months
                             Ended      December 31,      Ended           Other       Acquisition
                          December 24,      1998        December 31,     Fiscal          and
                              1998       Handy Way          1998          1999        Financing        IPO         Total
                           The Pantry  and Affiliates       ETNA      Acquisitions    Adjustments   Adjustments   Pro Forma
                          ------------ --------------   ------------  -------------   -----------   -----------   ---------
                                 (dollars in thousands except per share data)
Revenue:
 Merchandise sales......    $139,390     $27,818         $ 6,732       $2,313          $   --        $  --       $176,253
 Gasoline sales.........     171,789      35,003          21,414        3,442              --           --        231,648
 Commissions............       4,428         510              61          249              --           --          5,248
                            --------     -------         -------       ------          -------       ------      --------
  Total revenue.........     315,607      63,331          28,207        6,004              --           --        413,149
                            --------     -------         -------       -------         -------       ------      --------
Cost of Sales:
 Merchandise............      94,453      17,013           4,331        1,693              --           --        117,490
 Gasoline...............     148,774      30,611          18,727        3,141              --           --        201,253
                            --------     -------         -------       ------          -------       ------      --------
  Total cost of sales...     243,227      47,624          23,058        4,834              --           --        318,743
                            --------     -------         -------       ------          -------       ------      --------
Gross profit............      72,380      15,707           5,149        1,170              --           --         94,406
                            --------     -------         -------       ------          -------       ------      --------
Store operating
 expenses...............      43,729      11,007           2,881          682           (1,106)(k)      --         57,193
General and
 administrative
 expenses...............       9,968       2,666             600          113             (162)(1)      --         13,185
Impairment of long-lived
 assets.................         --           --              55          --               --           --             55
Depreciation and
 amortization...........       8,190         946             497           70              414 (b)      --         10,476
                                                                                           421 (c)
                                                                                           (62)(d)
                            --------     -------         -------       ------          -------       ------      --------
 Total operating
  expense...............      61,887      14,619           4,033          865             (495)         --         80,909
                            --------     -------         -------       ------          -------       ------      --------
Income from operations..      10,493       1,088           1,116          305              495          --         13,497
                            --------     -------         -------       ------          -------       ------      --------
Other Income (Expense):
 Interest...............      (8,912)        (91)            (13)          (5)          (2,341)(e)    1,418 (h)    (9,477)
                                                                                           531 (e)
                                                                                           (64)(e)
 Miscellaneous..........        (184)          2              79           23              (13)(a)      --            (93)
                            --------     -------         -------       ------          -------       ------      --------
  Total other expense...      (9,096)        (89)             66           18           (1,887)       1,418        (9,570)
                            --------     -------         -------       ------          -------       ------      --------
Income (loss) before
 income taxes...........       1,397         999           1,182          323           (1,392)       1,418         3,927
Income tax expense
 (benefit)..............         332         385              --           --              287 (f)      567 (f)     1,571
                            --------     -------         -------       -------         -------       ------      --------
Net income (loss) before
 extraordinary item.....    $  1,065     $   614          $1,182       $  323          $(1,679)(g)   $  851      $  2,356
                            ========     =======         =======       =======         ========      =======     =========

         See Notes to Unaudited Pro Forma Statement of Operations Data

                UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA

                         Year Ended September 24, 1998

                                                   Historical
                         -------------------------------------------------------------------
                                                    Latest Twelve
                                                    Months Ended
                          Year Ended       1998     September 30,  Year Ended     Other
                         September 24, Acquisitions    1998        December 31,   Fiscal     Acquisition and
                             1998          and       Handy Way        1998         1999        Financing         IPO       Total
                          The Pantry   Disposition  and Affiliates    ETNA      Acquisitions   Adjustments    Adjustments Pro Forma
                         ------------- ------------ -------------- ------------ ------------ ---------------  ----------- ----------
                                                     (dollars in thousands except per share data)
Revenues:
 Merchandise sales......   $460,798      $ 75,593     $100,338     $ 25,587     $ 30,302      $   (402)(a)    $  --     $  692,216
 Gasoline sales.........    509,958       181,814      139,734       84,592       44,693       (15,823)(a)       --        944,968
 Commissions............     14,128         3,633        1,988          267        2,962          (467)(a)       --         22,511
                           --------      --------     --------     --------     --------      --------        ------    ----------
    Total revenues......    984,884       261,040      242,060      110,446       77,957       (16,692)          --      1,659,695
                           --------      --------     --------     --------     --------      --------        ------    ----------
Cost of Sales:
 Merchandise............    303,968        54,219       63,387       17,022       22,688          (207)(a)       --        461,077
 Gasoline...............    447,565       161,074      124,258       74,422       40,213       (13,004)(a)       --        834,528
                           --------      --------     --------     --------     --------      --------        ------    ----------
    Total cost of
     sales..............    751,533       215,293      187,645       91,444       62,901       (13,211)          --      1,295,605
                           --------      --------     --------     --------     --------      --------        ------    ----------
Gross profit............    233,351        45,747       54,415       19,002       15,056        (3,481)          --        364,090
                           --------      --------     --------     --------     --------      --------        ------    ----------
Store operating
 expenses...............    140,089        27,164       40,173       11,110        8,713        (3,015)(a)       --        220,098
                                                                                                (4,424)(k)
                                                                                                   288 (i)
General and
 administrative
 expenses...............     32,761         7,506        8,703        1,927        1,541          (356)(a)       --         51,779
                                                                                                   (42)(j)
                                                                                                  (261)(1)
Restructuring charges...      1,016           --           --           --           --            --            --          1,016
Impairment of long-lived
 assets.................        --            --           --           219          --            --            --            219
Depreciation and
 amortization...........     27,642         5,189        3,214        1,987          903          (169)(a)       --         41,476
                                                                                                 3,136 (b)
                                                                                                   144 (b)
                                                                                                  (389)(c)
                                                                                                  (181)(d)
                           --------      --------     --------     --------     --------      --------        ------    ----------
Total operating
 expense................    201,508        39,859       52,090       15,243       11,157        (5,269)          --        314,588
                           --------      --------     --------     --------     --------      --------        ------    ----------
Income from operations..     31,843         5,888        2,325        3,759        3,899         1,788           --         49,502
                           --------      --------     --------     --------     --------      --------        ------    ----------
Other Income (Expense):
 Interest...............    (28,946)       (1,687)        (305)         (55)        (125)      (13,787)(e)     5,670 (h)   (37,369)
                                                                                                 2,122 (e)
                                                                                                  (256)(e)
 Miscellaneous..........      1,776           137          356          328          271          (193)(a)       --          2,675
                           --------      --------     --------     --------     --------      --------        ------    ----------
    Total other
     expense............    (27,170)       (1,550)          51          273          146       (12,114)        5,670       (34,694)
                           --------      --------     --------     --------     --------      --------        ------    ----------
Income (loss) before
 income taxes...........      4,673         4,338        2,376        4,032        4,045       (10,326)        5,670        14,808
Income tax expense......        --            364          915          --           --          2,376 (f)     2,268 (f)     5,923
                           --------      --------     --------     --------     --------      --------        ------    ----------
Net income (loss) before
 extraordinary item.....   $  4,673      $  3,974     $  1,461     $  4,032     $  4,045      $(12,702)(g)    $3,402    $    8,885
                           ========      ========     ========     ========     ========      ========        ======    ==========

         See Notes to Unaudited Pro Forma Statement of Operations Data

           NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS DATA
                             (dollars in thousands)

(a) Reflects the elimination of certain operations not acquired as follows:

                                       Quarter Ended         Year Ended
                                        December 24,        September 24,
                                           1998                 1998
                                   --------------------  --------------------
                                   Decrease in expenses  (decrease in income)
   Fiscal 1998 Acquisitions:
    Merchandise sales..........            $ --             $    (402)
    Gasoline sales.............              --               (15,823)
    Commissions................              --                  (467)
    Merchandise cost of sales..              --                   207
    Gasoline cost of sales.....              --                13,004
    Store operating expenses...              --                 3,015
    General and administrative
     expenses..................              --                   356
    Depreciation and
     amortization..............              --                   169
    Other Fiscal 1999 Acquisitions:
    Miscellaneous income......              (13)                 (193)

(b) The 1998 and 1999 acquisitions have been accounted for using the purchase method of accounting. Purchase price allocations for the Lil' Champ acquisition, the Kwik Mart acquisition, and the Sprint acquisition have been finalized. Purchase price allocations for the Quick Stop acquisition, the Zip Mart acquisition, the Dash-N acquisition, the Express Stop acquisition, the Handy Way and Affiliates acquisition, and the ETNA acquisition are based on available information and certain assumptions we believe are reasonable. For each acquisition, the purchase price will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values as of the time the acquisitions were consummated pending completion of appraisals of property and equipment acquired; the excess of the purchase price over the historical basis of the net assets acquired has not been allocated in the accompanying unaudited pro forma financial data. The actual allocation of the purchase cost, however, and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. For purposes of the pro forma information, the excess of the purchase price over the historical net assets acquired has been considered to be goodwill and other intangible assets, pending the completion of appraisals and other purchase price allocation adjustments. The following table summarizes the additional amortization expense to be incurred in connection with the various 1998 and 1999 transactions described above:

                                          Estimated  Quarter Ended  Year Ended
                                Recorded Useful Life December 24,  September 24,
   Acquisitions                 Goodwill  (in years)     1998          1998
   ------------                 -------- ----------- ------------- -------------
   1998 acquisitions..........  $101,567     30          $ --         $1,527
   1999 acquisitions:
    Handy Way and Affiliates..    19,760     30           165            659
    ETNA......................    12,236     30           102            408
    Other Fiscal 1999
     acquisitions.............    18,044     30           147            602
                                                         ----         ------
    Subtotal..................                            414          3,196
   Less historical recorded
    predecessor amounts - 1998
    acquisitions..............                            --              60
                                                         ----         ------
   Adjustment.................                           $414         $3,136
                                                         ====         ======

    Additionally, depreciation and amortization for the year ended September 24, 1998 includes $144 for deferred loan cost amortization related to the issuance of our $200,000 senior subordinated notes and our bank credit facility entered into in October 1997.

(c) Reflects additional depreciation expense in connection with the various 1998 and 1999 acquisition and financing transactions as follows:

                               Recorded
                             Fair Value of
                             Property and   Estimated  Quarter Ended  Year Ended
                               Equipment   Useful Life December 24,  September 24,
   Acquisitions                Acquired    (in years)      1998          1998
   ------------              ------------- ----------- ------------- -------------
   1998 acquisitions.......    $203,695       10-35       $  --         $ 3,454
   1999 acquisitions:
    Handy Way and
     Affiliates............      79,335       10-35        1,308          4,667
    ETNA...................       5,665       10-35          497          1,987
    Other Fiscal 1999
     acquisitions..........       4,750       10-35          119            476
                                                          ------        -------
    Subtotal...............                                1,924         10,584
   Less historical recorded
    amounts:
   1998 acquisitions.......                                  --           4,904
   1999 acquisitions:
    Handy Way and
     Affiliates............                                  945          3,214
    ETNA...................                                  497          1,987
    Other Fiscal 1999
     acquisitions..........                                   61            868
                                                          ------        -------
                                                           1,503         10,973
                                                          ------        -------
   Adjustment..............                               $  421        $  (389)
                                                          ======        =======

(d) Reflects reduction in amortization of deferred financing costs related to our Amended Credit Facility, net of amortization recorded related to our senior notes and our bank credit facility, of $62 for the three months ended December 24, 1998 and $181 for the year ended September 24, 1998. The financing costs, which approximate $3,210, are being amortized over the weighted-average life of our Amended Credit Facility of 6 years.

(e) Reflects additional interest expense in connection with the various 1998 and 1999 financing and acquisitions transactions as follows:

                                                         Quarter
                                Principal   Interest      Ended      Year Ended
                                Borrowed      Rate     December 24, September 24,
   Acquisition/Financing        (Retired)  (per annum)     1998         1998
   ---------------------        ---------  ----------- ------------ -------------
   Issuance of senior
    subordinated notes........  $200,000     10.25%       $  --        $ 1,708
   Redemption of senior
    notes.....................   (51,000)    12.50           --           (531)
   1998 acquisitions..........    78,000      8.17           --          4,148
   1999 acquisitions:
    Handy Way and Affiliates..    95,000      8.17         1,940         7,762
    ETNA......................    19,000      8.19           388         1,552
    Other Fiscal 1999
     acquisitions.............    16,000      8.17           109         1,307
                                                          ------       -------
    Subtotal..................                             2,437        15,946
   Less historical recorded
    amounts related to
    indebtedness not assumed:
   1998 acquisitions..........                               --          1,673
   1999 acquisitions:
    Handy Way and Affiliates..                                91           305
    ETNA......................                               --             55
    Other Fiscal 1999
     acquisitions.............                                 5           126
                                                          ------       -------
                                                              96         2,159
                                                          ------       -------
   Adjustment.................                            $2,341       $13,787
                                                          ======       =======

  Also reflects additional interest expense related to the cost of the financing transactions of $64 for the quarter ended December 24, 1998 and $256 for the year ended September 24, 1998.

  Additionally, reflects reduction in interest expense related to the redemption of our senior notes of $531 for the quarter ended December 24, 1998 and $2,122 for the year ended September 24, 1998.

    Assuming a 0.125% increase or decrease in the variable rate Amended Credit Facility, interest expense, net of taxes, would increase or decrease by $60 for the quarter ended December 24, 1998 and $240 for the year ended September 24, 1998.

(f) Adjusts income tax expense for an assumed tax rate of 40% for each of the periods presented.

(g) For each period presented, net income (loss) excludes extraordinary charges of approximately $3,244, net of income tax benefit of $2,162, related to the redemption of $48,995 of senior notes and the amendment of our bank credit facility. Net income (loss) before extraordinary items for the year ended September 24, 1998 excludes charges of approximately $7,998 incurred related to the costs of the redemption of $51,000 of senior notes.

(h) Reflects the application of net proceeds of approximately $69,397 to repay outstanding indebtedness at the weighted-average rate of 8.17%.

(i) Reflects an increase in store rental expense of $288 for the year ended September 24, 1998 in connection with an obligation to lease certain stores from the former owners of Quick Stop, a fiscal 1998 acquisition. The rent increase was effective concurrent with the Quick Stop acquisition.

(j) Historically, Lil' Champ paid Docks U.S.A., Inc., Lil' Champ's parent company, service agreement fees. The service agreement was terminated concurrent with the acquisition of Lil' Champ. Consequently, $42 of service agreement fees have been eliminated for the year ended September 24, 1998.

(k) Historically, Handy Way incurred rental expense related to stores leased from its affiliates. These stores were acquired by us in connection with the Handy Way and Affiliates acquisition and all leases with Handy Way affiliates were terminated. As a result, rental expenses of $1,106 for the quarter ended December 24, 1998 and $4,424 for the year ended September 24, 1998 have been eliminated.

(l) Reflects the elimination of transaction costs incurred by Handy Way in connection with the Handy Way acquisition of $162 for the quarter ended December 24, 1998 and $261 for the year ended September 24, 1998.

          (c)  EXHIBITS.

          Exhibit No.    Description of Exhibit
          -----------    ----------------------

             2.1* Asset Purchase Agreement between Taylor and the Company dated as of January 14, 1999

             2.2* List of Exhibits and Schedules omitted from the Asset Purchase Agreement referenced in Exhibit 2.1 hereof
------------

* Previously Filed.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Date:  April 8, 1999

                                       THE PANTRY, INC.


                                       By: /s/ William T. Flyg
                                           -----------------------------
                                           William T. Flyg
                                           Senior Vice President Finance
                                           and Secretary

                                 EXHIBIT INDEX


Exhibit No.  Description of Exhibit
-----------  ----------------------

    2.1* Asset Purchase Agreement between Taylor and the Company dated as of January 14, 1999

    2.2* List of Exhibits and Schedules omitted from the Asset Purchase Agreement referenced in Exhibit 2.1 hereof

-----------

* Previously Filed.